Exhibit 10.2

AMENDMENT NUMBER FIVE
to the
SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of January 29, 2016
among
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER FIVE (this “Amendment”) is made as of this 22nd day of March, 2018, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Second Amended and Restated Master Repurchase Agreement, dated as of January 29, 2016 (as amended by that certain Amendment Number One to the Second Amended and Restated Master Repurchase Agreement, dated as of June 24, 2016, Amendment Number Two to the Second Amended and Restated Master Repurchase Agreement, dated as of October 17, 2016, Amendment Number Three to the Second Amended and Restated Master Repurchase Agreement, dated as of October 31, 2016, and Amendment Number Four to the Second Amended and Restated Master Repurchase Agreement, dated as of October 30, 2017, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and between Seller and Purchaser.
WHEREAS, Purchaser, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of the Effective Date, the Repurchase Agreement is hereby amended as follows:
(a)    Section 2 of the Repurchase Agreement is hereby amended by deleting the first paragraph of the defined term “Change in Control” in its entirety and replacing it with the following:

“Change in Control” means,
(i) at any time prior to the consummation of the Merger, (a) less than 100% of Seller’s equity securities are owned, directly or indirectly, by Nationstar Mortgage Holdings Inc. (“NMH”), (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)‑3 and 13(d)‑5 under such Act), of more than the greater of (x) 35% of the then-outstanding voting power of NMH’s voting equity interests and (y) the percentage of the then-outstanding voting power of NMH’s voting equity interests owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders, determined after such person’s or group’s most recent acquisition of outstanding voting power of NMH’s voting equity interests; unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of NMH’s board of directors, or (c) a sale of all or substantially all of the assets of Seller; and
(ii) at any time upon or after the consummation of the Merger, (a) less than 100% of Seller’s equity securities are owned, directly or indirectly, by NMH, (b) less than 100% of NMH’s equity securities are owned, directly or indirectly by WMIH, (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), of more than the greater of (x) 35% of the then-outstanding voting power of WMIH’s voting equity interests, and (y) the percentage of the then-outstanding voting power of WMIH’s voting equity interests owned, in the aggregate, directly or indirectly, beneficially and of record, by the New Permitted Holders, determined after such person’s or group’s most recent acquisition of outstanding voting power of WMIH’s voting equity interests; unless the New Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of WMIH’s board of directors; or (d) a sale of all or substantially all of the assets of Seller.
(b)    Section 2 of the Repurchase Agreement is hereby amended by adding the following defined terms “Merger,” “New Permitted Holders,” and “WMIH” in their proper alphabetical sequence:

“Merger” means the occurrence of a merger of Wand Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of WMIH, with and into NMH, with NMH continuing as the surviving corporation and a wholly-owned subsidiary of WMIH.
“New Permitted Holders” shall mean KKR & Co. LLP, management of WMIH, KKR & Co. LLP controlled investment affiliates and any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with KKR & Co. LLP (but, in each case, excluding any “portfolio company” (as such term is customarily used in the private equity business) of KKR & Co. LLP). For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“WMIH” means WMIH Corp., a Delaware corporation.
SECTION 2.Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement.
SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.
SECTION 4.Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when Seller shall have paid or delivered, as applicable, to Purchaser all of the following fees, expenses, documents and instruments, each of which shall be in form and substance acceptable to Purchaser:
(a)    all accrued and unpaid fees and expenses owed to Purchaser in accordance with the Facility Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim;

(b)    a copy of this Amendment duly executed by each of the parties hereto;

(c)    a copy of (i) the Amendment Number Thirteen to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of the date hereof and (ii) the Amendment Number Nine to the Loan and Security Agreement, dated as of the date hereof, in each case duly executed by each of the parties thereto; and

(d)    any other documents reasonably requested by Purchaser or Agent on or prior to the date hereof.

SECTION 5.Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.
SECTION 6.Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.
SECTION 7.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).
SECTION 8.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
as Purchaser and Agent
By:/s/ Ellen Kierman____________________
Name: Ellen Kierman
Title: Director
NATIONSTAR MORTGAGE LLC,
as Seller
By:/s/ Jeffrey Neufeld___________________
Name: Jeffrey Neufeld
Title: Senior Vice President and Treasurer